UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2020

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue	New York	New York	10017-5592
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PM	New York Stock Exchange
1.875% Notes due 2021	PM21B	New York Stock Exchange
1.875% Notes due 2021	PM21C	New York Stock Exchange
4.125% Notes due 2021	PM21	New York Stock Exchange
2.900% Notes due 2021	PM21A	New York Stock Exchange
2.625% Notes due 2022	PM22A	New York Stock Exchange
2.375% Notes due 2022	PM22B	New York Stock Exchange
2.500% Notes due 2022	PM22	New York Stock Exchange
2.500% Notes due 2022	PM22C	New York Stock Exchange
2.625% Notes due 2023	PM23	New York Stock Exchange
2.125% Notes due 2023	PM23B	New York Stock Exchange
3.600% Notes due 2023	PM23A	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
2.875% Notes due 2024	PM24	New York Stock Exchange
2.875% Notes due 2024	PM24C	New York Stock Exchange
0.625% Notes due 2024	PM24B	New York Stock Exchange
3.250% Notes due 2024	PM24A	New York Stock Exchange
2.750% Notes due 2025	PM25	New York Stock Exchange
3.375% Notes due 2025	PM25A	New York Stock Exchange
2.750% Notes due 2026	PM26A	New York Stock Exchange
2.875% Notes due 2026	PM26	New York Stock Exchange
0.125% Notes due 2026	PM26B	New York Stock Exchange
3.125% Notes due 2027	PM27	New York Stock Exchange
3.125% Notes due 2028	PM28	New York Stock Exchange
2.875% Notes due 2029	PM29	New York Stock Exchange
3.375% Notes due 2029	PM29A	New York Stock Exchange
0.800% Notes due 2031	PM31	New York Stock Exchange
3.125% Notes due 2033	PM33	New York Stock Exchange
2.000% Notes due 2036	PM36	New York Stock Exchange
1.875% Notes due 2037	PM37A	New York Stock Exchange
6.375% Notes due 2038	PM38	New York Stock Exchange
1.450% Notes due 2039	PM39	New York Stock Exchange
4.375% Notes due 2041	PM41	New York Stock Exchange
4.500% Notes due 2042	PM42	New York Stock Exchange
3.875% Notes due 2042	PM42A	New York Stock Exchange
4.125% Notes due 2043	PM43	New York Stock Exchange
4.875% Notes due 2043	PM43A	New York Stock Exchange
4.250% Notes due 2044	PM44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the Board of Directors of Philip Morris International Inc. (the “Company”) announced that Louis C. Camilleri, Chairman of the Board, will retire effective immediately for personal reasons. Lucio A. Noto, the Presiding Director, will serve as an interim Chairman until the 2021 Annual Meeting of Shareholders to be held on May 5, 2021 (the “Annual Meeting”). André Calantzopoulos, who is currently serving as the Company’s Chief Executive Officer, will become Executive Chairman of the Board effective immediately before the Annual Meeting and will remain an employee of the Company. Jacek Olczak, age 55, who is currently serving as the Company's Chief Operating Officer, will succeed Mr. Calantzopoulos as Chief Executive Officer effective immediately after the Annual Meeting. Mr. Olczak joined the Company in 1993 and worked in finance and general management positions across Europe, including as Managing Director of the Company’s markets in Poland and Germany and as President of the European Union Region before his appointment as the Company’s CFO in 2012. It is anticipated that Mr. Olczak will be nominated as a member of the Board of Directors for the election at the Annual Meeting.

Mr. Camilleri has served as the Chairman of the Board of the Company since 2008.

In connection with the foregoing change in Mr. Noto’s role, his Chairman cash retainer was set at $100,000 for the period of December 10, 2020 through the end of his term. The role of the Presiding Director will remain vacant in light of Mr. Noto’s independence.

The compensation of Mr. Calantzopoulos and Mr. Olczak in their new roles will be determined by the Compensation and Leadership Development Committee of the Board of Directors at a later date and promptly announced at that time.

In addition, Mr. Michel Combes was elected to the Board of Directors effective December 10, 2020. The Board of Directors determined that Mr. Combes is independent under the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. He was appointed to the Nominating and Corporate Governance, Product Innovation and Regulatory Affairs, and Finance Committees.

Mr. Combes will be compensated for his service on the Company’s Board of Directors pursuant to the existing non-employee director compensation programs. These compensation programs are described in detail in the Company’s proxy statement dated March 26, 2020 and filed with the Securities and Exchange Commission on such date.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2020, the Company issued a press release announcing the organizational changes. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference to this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Philip Morris International Inc. Press Release dated December 10, 2020 (furnished pursuant to Item 7.01).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: December 10, 2020